UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2021

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 20, 2021, The Fortegra Group, LLC (“Fortegra”), a wholly-owned subsidiary of Tiptree Inc. (“Tiptree”), announced certain preliminary estimated unaudited interim consolidated financial statements of Fortegra for the three months ended March 31, 2021. While Fortegra’s final unaudited interim consolidated financial statements for the three months ended March 31, 2021 are not yet available, based on the information currently available, Fortegra preliminarily estimates that:
•Gross written premiums and premium equivalents were $505 million for the three months ended March 31, 2021, an increase of 29% compared to gross written premiums and premium equivalents of $392 million for the three months ended March 31, 2020. The period over period increase was driven by growth in specialty commercial, credit insurance and warranty programs.
•Earned premiums, net were $146.9 million for the three months ended March 31, 2021, compared to $121.3 million in the prior year period. The $25.6 million increase, or 21.1%, was driven by growth in commercial, credit and warranty insurance lines, consistent with the drivers of gross written premiums.

•The combined ratio was 91.5% for the three months ended March 31, 2021, compared to the combined ratio of 93.6% for the three months ended March 31, 2020, a decrease of 2.1 percentage points. The underwriting ratio was 74.2% for the three months ended March 31, 2021, compared to 75.7% for the three months ended March 31, 2020, a decrease of 1.5 percentage points. The expense ratio was 17.3% for the three months ended March 31, 2021 and 17.9% for the three months ended March 31, 2020, a decrease of 0.6 percentage points. The period over period decrease in the ratios was primarily driven by a shift in business mix toward more profitable lines improving the underwriting ratio and continued scalability of Fortegra’s technology and shared service platform improving the expense ratio. For the three months ended March 31, 2021, we experienced reserve redundancy of $36,000 as compared to prior year loss development of $2.3 million for the three months ended March 31, 2020, which represents a 1.3% impact to the underwriting ratio, primarily driven by higher than expected claims frequency by a small group of producers.
•Net income was $17.1 million for the three months ended March 31, 2021, an increase of $36.6 million compared to a net loss of $19.5 million for the three months ended March 31, 2020. The annualized return on average equity was 24% for the three months ended March 31, 2021, compared to (28)% for the three months ended March 31, 2020. The increase in net income and annualized return on average equity was driven operationally by growth in revenues and improvements in the combined ratio, in addition to net realized and unrealized gains in the 2021 period compared to net realized and unrealized losses in the 2020 period.
•Adjusted net income was $12.8 million for the three months ended March 31, 2021, an increase of 46% compared to $8.7 million for the three months ended March 31, 2020. The annualized adjusted return on average equity was 18% for the three months ended March 31, 2021, compared to 13% for the three months ended March 31, 2020. The increase in adjusted net income and annualized adjusted return on average equity was driven operationally by growth in revenues and improvements in the combined ratio.
•Total member’s equity was $274 million as of March 31, 2021, compared to total member’s equity of $298 million as of December 31, 2020. The change in member’s equity was driven by net income in the period, which was more than offset by dividends of $37 million to Tiptree in the three months ended March 31, 2021.

The preliminary financial information above is unaudited and there can be no assurance that it will not vary from Fortegra’s actual financial results as of and for the three months ended March 31, 2021. The preliminary financial information above reflects estimates based only on preliminary information available to Fortegra as of the date of this Current Report on Form 8-K, has not been subject to our normal quarterly closing procedures and adjustments, which may be material, and is not a comprehensive statement of Fortegra’s financial results for the three months ended March 31, 2021, nor has Fortegra completed all of our internal control procedures as of the date of this filing. Accordingly, you should not place undue reliance on these preliminary estimates, nor should they be viewed as a substitute for full financial statements as of and for the three months ended March 31, 2021 prepared in accordance with GAAP. The preliminary financial information above has been prepared by, and is the responsibility of, Fortegra’s management. Tiptree and Fortegra’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information, nor have any other independent accountants, and does not express an opinion or any other form of assurance with respect thereto.
Adjusted Net Income — Non-GAAP
Fortegra defines adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that Fortegra considers to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized gains (losses), net unrealized gains (losses) and intangibles amortization associated with purchase accounting. Fortegra uses adjusted net income as an internal operating performance measure and to determine incentive compensation for its executive officers. Fortegra believes adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Fortegra presents adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend Insurance Group (“Defend”) in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP.

($ in thousands)	Three Months Ended March 31,
	2021 (Unaudited)	2020 (Unaudited)
Income (loss) before taxes	$21,528	$(27,117)
Less: Income tax (benefit) expense	(4,429)	7,663
Less: Net realized and unrealized gains (losses)(1)	(9,624)	33,601
Plus: Intangibles amortization(2)	3,834	2,168
Plus: Stock-based compensation expense	372	351
Plus: Non-recurring expenses	270	2,195
Less: Tax on adjustments	825	(10,127)
Adjusted net income	$12,776	$8,734
__________________
(1)For the three months ended March 31, 2021, includes $0.05 million of incentive fees paid with respect to specific unrealized and realized gains that are added-back to Adjusted net income.
(2)Specifically associated with acquisition purchase accounting.
Adjusted Return on Average Equity — Non-GAAP
Fortegra defines adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending member’s equity during the period. See “—Adjusted Net Income—Non GAAP” above. Fortegra uses adjusted return on average equity as an internal performance measure in the management of its operations because Fortegra believes it gives our management and other users of its financial information useful insight into its results of operations and its underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

($ in thousands)	Three Months Ended March 31,
	2021 (Unaudited)	2020 (Unaudited)
Adjusted net income(1)	$12,776	$8,734
Average member’s equity	285,885	274,921
Adjusted return on average equity	17.9%	12.7%
__________________
(1)See “—Adjusted Net Income—Non GAAP” above.

The information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Tiptree under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Tiptree’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Fortegra’s Registration Statement on Form S-1 and Tiptree’s Annual Report on Form 10-K, and as described in Tiptree’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	April 20, 2021	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer